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                                                                     EXHIBIT 1.1


                                20,000,000 SHARES

                          TESORO PETROLEUM CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



                                                               February 28, 2002

Lehman Brothers Inc.
As Representative of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

                  Tesoro Petroleum Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell 20,000,000 shares (the "FIRM STOCK") of the Company's Common Stock, par value $0.16 2/3 per share (the "COMMON STOCK") to Lehman Brothers Inc. (the "REPRESENTATIVE") and the other underwriters named in Schedule 1 hereto (collectively, with the Representative, the "UNDERWRITERS"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 3,000,000 shares of its Common Stock on the terms and for the purposes set forth in Section 2 (the "OPTION STOCK" and, together with the Firm Stock, the "STOCK"). This is to confirm the agreement between the Company and the Underwriters concerning the offer, issue and sale of the Stock.

                  Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  (a) A registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-51789), setting forth information with respect to the Company and the Stock has been filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and become effective under the Securities Act. As used in this Agreement, (i) "REGISTRATION STATEMENT" means the Registration Statement on Form S-3 (File No. 333-51789), as amended by Post-Effective Amendment No. 1 thereto, when it became effective under the Act, and as from time to time amended or supplemented thereafter (or if any post-effective amendment to the Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, then the time that the most recent such amendment has been declared effective by the Commission); (ii) "EFFECTIVE TIME" means the date and the time as of which such Registration Statement was declared effective by the Commission; (iii) "EFFECTIVE DATE" means the date of the



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         Effective Time; (iv) "BASIC PROSPECTUS" means the prospectus dated May
         14, 1998 and included in Registration Statement No. 333-51789; (v) "SUPPLEMENTAL PROSPECTUS" means the prospectus supplement dated February 28, 2002 relating to the Stock; and (vi) "PROSPECTUS" means the Basic Prospectus (together with all documents incorporated therein by reference) and the Supplemental Prospectus relating to the Stock, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations of the Commission under the Act (the "RULES AND REGULATIONS"). Reference made herein to the Prospectus as amended or supplemented shall include, without limitation, any prospectus relating to the Stock filed with the Commission pursuant to Rule 424 of the Rules and Regulations which amends or supplements the Prospectus. Reference made herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be. Copies of the Registration Statement have been delivered by the Company to you as the Representative of the Underwriters. The Commission has not issued any order preventing or suspending the use of any Prospectus or the Registration Statement, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (c) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in any Prospectus (the "INCORPORATED DOCUMENTS") complied when filed or will comply when so filed in all material respects to the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and none of such documents contained or will contain when filed an untrue statement of a material fact or omitted or will omit when filed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) At the Effective Time, the Registration Statement did, and the Prospectus and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not, as of the Effective Date (as to the Registration Statement) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus (or any amendments or supplements thereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

                  (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority


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                                                                               3


         to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified and registered as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a Material Adverse Effect (as defined below)). The Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As used herein, "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

                  (f) Schedule 2 hereto is a complete and accurate schedule of the names of all corporations, partnerships and joint ventures (the "SUBSIDIARIES") which constitute "subsidiaries," as such term is defined in Rule 405 of the Rules and Regulations. Other than the Subsidiaries listed on Schedule 2, no corporation, partnership or other entity in which the Company has an equity interest constitutes a "subsidiary" as defined in Rule 405 of the Rules and Regulations. Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation or formation, as the case may be, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Subsidiary is duly qualified and registered as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary, save where the failure to so qualify or be in good standing as a foreign corporation or limited partnership, as the case may be, would not have a Material Adverse Effect.

                  (g) All of the issued and outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company (except for one share of Tesoro Petroleum (Singapore) Pte Ltd.) directly or indirectly, free and clear of any lien, adverse claim, security interest or other encumbrance (a "LIEN"), except for Liens arising from the senior secured credit facility described in the Prospectus. All outstanding equity interests in each Subsidiary that is not a corporation have been duly authorized and validly issued and are owned by the Company directly or indirectly, free and clear of any Lien, except for Liens arising from the senior secured credit facility described in the Prospectus. Except as disclosed in the Prospectus and as outstanding under employee benefit plans of the Company, there are no outstanding subscriptions, rights (preemptive or other), warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of the Company or any Subsidiary.

                  (h) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and reserved for issuance and, when issued and delivered against payment therefor in accordance with this




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         Agreement will be duly and validly issued, fully paid and
         non-assessable; the issuance of such shares of Stock will not be subject to any preemptive or similar rights; and the Stock will conform to the descriptions thereof contained in the Prospectus.

                  (i) The shares of Common Stock outstanding prior to the issuance of the Stock are, and upon issuance of the Stock by the Company, the Stock will be, subject to official notice of issuance, listed on the New York Stock Exchange.

                  (j) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

                  (k) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof, the issuance of the Stock by the Company and the consummation by the Company of the transactions contemplated hereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary, (iii) will not result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets is bound, except in the case of clauses (i), (iii) and (iv) for such conflicts, breaches, defaults, violations or Liens which individually or in the aggregate would not result in a Material Adverse Effect. Except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations (i) as have been obtained, (ii) as may be required under applicable state securities or Blue Sky laws of various jurisdictions in connection with the offer and sale of the Stock, or (iii) which the failure to obtain would not result in a Material Adverse Effect, no consent, approval, authorization, or order of or filing, qualification or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof, the offer and sale of the Stock by the Company and the consummation of the transactions contemplated hereby.

                  (l) Neither the Company nor any Subsidiary has sustained, since the date of the latest quarterly financial statements incorporated by reference in the Prospectus, any


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         material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, except losses or interferences which do not, individually or in the aggregate, have a Material Adverse Effect; since such date, there has not been any material change in the capital stock or other equity interest or long-term debt or short-term debt of the Company or any Subsidiaries or any change having a Material Adverse Effect, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus; and since such date, except as otherwise disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to Company employee benefit plans, or (ii) declared or paid any dividend on its capital stock.

                  (m) The historical consolidated financial statements (including the related notes) of the Company which appear in and are incorporated in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations, present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved except as noted therein. The pro forma financial statements which appear in and are incorporated by reference in the Prospectus present fairly in all material respects the historical transactions contemplated by this Agreement and the Prospectus; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations and have been prepared on a basis consistent with the historical consolidated financial statements of the Company. The other historical financial and statistical information and operating data of the Company included in the Prospectus, historical and pro forma, are in all material respects accurately presented and prepared on a basis consistent with the financial statements included in the Prospectus and the books and records of the Company. The Company is not aware of any facts or circumstances that would lead it to believe that (i) the combined historical financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc., do not give effect to assumptions used in the preparation thereof on a reasonable basis under the circumstances; (ii) the other historical financial and statistical information and operating data of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included in the Prospectus are not accurately presented and prepared on a basis consistent with the financial statements included in the Prospectus; (iii) the Audited Financial Statements of Golden Eagle Refining and Marketing Assets Business do not give effect to assumptions used in the preparation thereof on a reasonable basis under the circumstances; and (iv) the other historical financial and statistical information and operating data of the Golden Eagle refinery located in Martinez, California and the 70 associated retail sites (the "Golden Eagle Assets") included in the Prospectus are not accurately presented and prepared on a basis consistent with the financial statements included in the Prospectus.


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                  (n) Except as described in the Prospectus, there are no
         contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, owned or to be owned by such person or to require the Company to include such securities with any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

                  (o) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus that is not so described.

                  (p) Deloitte & Touche LLP, who has audited the consolidated financial statements of the Company and, to the Company's knowledge, Ernst & Young LLP, who has audited the combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc., Arthur Andersen LLP, who has audited the Audited Financial Statements of Golden Eagle Refining and Marketing Assets Business, each of whose reports is included or incorporated by reference in the Prospectus, are independent public accountants under Rule 101 of the AICPA'S Code of Professional Conduct, and its interpretations and rulings.

                  (q) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject which (i) could reasonably be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company of its obligations pursuant to this Agreement; and to the Company's knowledge, no such proceedings are threatened or contemplated by government authorities or threatened by others.

                  (r) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (s) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects all of its current obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure so to fulfill or perform or



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                                                                               7


         the occurrence of such an event would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.

                  (t) The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such permits would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (u) The Company and each of the Subsidiaries have good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and all real property, buildings and vessels held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by the Company and the Subsidiaries.

                  (v) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect; except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against the Company or any of the Subsidiaries or, to the best of the Company's knowledge, threatened against any of them which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (w) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred and neither do any of them expect to incur liability under (i) title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION plan" or
         (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


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                  (x) The Company and each of the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might have) a Material Adverse Effect.

                  (y) The Company and each of the Subsidiaries (i) make and keep accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

                  (z) Except as described in the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

                  (aa) The Company is not, and after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Prospectus will not be an "INVESTMENT COMPANY" or an entity controlled by an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


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                                                                               9


                  (bb) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action prohibited by Regulation M under the Securities Act.

                  (cc) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an "AFFILIATE"), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of such securities.

                  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  Section 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 20,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 3,000,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

                  The price of both the Firm Stock and any Option Stock shall be $10.69 per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  Section 3. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington


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                                                                              10


Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

Section 5. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or the Registration Statement or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal;

                  (b) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:
         (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Basic Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to promptly notify the Representative and, upon its request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

                  (d) At any time prior to the completion of the distribution of the Stock by the Underwriters, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus or any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

                  (e) To make generally available to the Company's security holders and to the Representative as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby;

                  (f) Promptly from time to time, to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (g) For a period of two years following the First Delivery Date, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Representative with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

                  (h) For a period of 30 days from the date hereof, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock; shares issued pursuant to employee benefit plans, qualified stock options or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights; Common Stock issued by the Company as consideration for the purchase of any business or assets; or Common Stock issued by the Company in a private equity transaction in connection with the pending acquisition of the Golden Eagle Assets), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or

         (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representative on behalf of the Underwriters; and to cause each executive officer and director of the Company to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "LOCK-UP AGREEMENTS"), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock sold or transferred to the Company by its directors or executive officers in connection with the exercise of an option, warrant or right outstanding on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 30 days from the date hereof, without the prior written consent of the Representative on behalf of the Underwriters;

                  (i) To use its best efforts to have the Stock approved by the New York Stock Exchange ("NYSE") for listing prior to the First Delivery Date;

                  (j) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Stock;

                  (k) To use its best efforts to cause the Stock to be accepted for clearance and settlement through the facilities of The Depository Trust Company;

                  (l) To apply the net proceeds from the issuance of the Stock as set forth under "Use of Proceeds" in the Prospectus; and

                  (m) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" as defined under the Investment Company Act.

                  Section 6. Expenses. The Company agrees to pay or cause to be paid the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated (other than pursuant to Section 10):

                  (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;

                  (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and exhibits thereto;

                  (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;

                  (d) the costs of producing and distributing this Agreement and the terms of any other agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other means of communication;

                  (e) the filing fees incident to securing the review by the NYSE and the National Association of Securities Dealers, Inc., of the terms of sale of the Stock and any applicable listing or other fees;

                  (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters);

                  (g) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and

                  (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided that, except as provided in this Section 6, Section 8 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

                  Section 7. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, contains an untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Underwriters shall have obtained all necessary or required approvals from the National Association of Securities Dealers, Inc.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Prospectus, the Stock, and all other legal matters relating to the offering, issuance and sale of the Stock and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Fulbright & Jaworski L.L.P., outside counsel to the Company, shall have furnished to the Underwriters its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                           (i) The Registration Statement was declared effective
                  under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act specified in such opinion on the date specified therein; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                           (ii) The Registration Statement and the Prospectus
                  and any further amendments or supplements thereto related to the Stock made by the Company prior to such Delivery Date (other than financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of Securities Act and the Exchange Act, as applicable;

                           (iii) Except for such consents, approvals,
                  authorizations, other orders, filings, qualifications or registrations, as have been obtained under the Securities Act or Exchange Act, and as may be required under applicable state securities or Blue Sky laws, as to which such counsel need express no opinion, no consent, approval, authorization, or order of or filing, qualification or registration with, any governmental agency or body is required by any statutory law or regulation as a condition for the execution and delivery of this Agreement by the Company, or for the performance by the Company of its obligations thereunder;

                           (iv) To such counsel's knowledge, there are no
                  contracts or other documents that are required to be described in the Company's filings under the Exchange Act or filed as exhibits to the Company's filings under the Exchange Act that have not been so described or filed;

                           (v) The statements in the Prospectus under the
                  caption "Description of Common Stock", only insofar as such statements constitute summaries of the terms of the Company's common stock, fairly present the terms of such common stock in all material respects; and

                           (vi) The Company is not and, after giving effect to
                  the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, such counsel participated in conferences with officers and other representatives of the Company, the Company's independent accountants and the Underwriters and their counsel, at which the contents of the Registration Statement were discussed, and while such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Prospectus, except as explicitly set forth above, and (y) based on the foregoing (relying as to materiality upon the statements of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that (i) the Registration Statement (except for the financial statements and financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
         (ii) the Prospectus (except for the financial statements and financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), as of the applicable Delivery Date and as supplemented or amended to date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) James C. Reed, Jr., General Counsel of the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation, in good standing under the laws of the State of Delaware, duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified and the failure to do so would have a Material Adverse Effect and has all corporate power and authority necessary to own and lease its properties and conduct its business as described in the Prospectus;

                           (ii) Each of the Subsidiaries has been duly
                  incorporated or formed, as the case may be, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified and the failure to do so would have a Material Adverse Effect and has all corporate or other power and authority, as the case may be, necessary to own and lease its properties and conduct its respective business as described in the Prospectus;

                           (iii) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (iv) The Stock has been duly and validly authorized,
                  and when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable; and the Stock will conform, when issued, in all material respects to the description thereof contained in the Prospectus;

                           (v) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                           (vi) The issuance and sale of the Stock being
                  delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with this Agreement and the consummation of the transactions contemplated hereby (a) will not result in a breach of, or default under, any agreement or instrument that was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 or any or other registration statement or report filed with the Commission by the Company since such date, and to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries is bound or to which any of the properties of the Company or the Subsidiaries is subject, (b) will not violate the provisions of the charter, bylaws or other organizational documents of the Company or any Subsidiary or of any applicable statutory law or regulation as the case may be, or (c) will not to such counsel's knowledge violate any decree or order of any governmental body or agency or court having jurisdiction over any of them;

                           (vii) The Incorporated Documents and any further
                  amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable;

                           (viii) The descriptions in the Prospectus of
                  statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements (A) in the Prospectus under the caption "Business" and (B) in "Item 3 - Legal Proceedings" of the Company's annual report on Form 10-K for the year ended December 31, 2001 incorporated by reference in the Prospectus, in each case only insofar as such statements constitute summaries of the legal matters, documents, conclusions or proceedings referred to therein in each case in all material respects, fairly present the information called for with respect to such legal matters, documents, conclusions and proceedings and fairly summarize the matters referred to therein; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required;

                           (ix) To the knowledge of such counsel, there is no
                  action, suit, legal or governmental proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of any of the Company or any Subsidiary is subject, that is required to be described in the Prospectus and is not so described or any statutes, regulations, contracts or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Prospectus that are not described or filed as required and no such action, suit, proceeding, inquiry or investigation is threatened or contemplated; and

                           (x) Except as described in the Prospectus, to the
                  knowledge of such counsel, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person granting such person the right to require the Company or such Subsidiary to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary owned or to be owned by such person or to require the Company or such Subsidiary to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware.

                  (f) Simpson Thacher & Bartlett, shall have furnished to the Underwriters its written opinion, as special counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

                  (g) At the time of execution of this Agreement, the Underwriters shall have received from each of (i) Deloitte & Touche LLP, (ii) Ernst & Young LLP and (iii) Arthur Andersen LLP (collectively, the "ACCOUNTANTS") letters, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, operating data and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus.

                  (h) With respect to the letters of the Accountants referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "INITIAL COMFORT LETTER"), the Company shall have furnished to the Underwriters letters (the "BRING-DOWN COMFORT LETTER") of each such Accountant, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

                  (i) The lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representative and each of the directors and executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Delivery Date.

                  (j) The Company shall have furnished to the Representative a certificate, dated the applicable Delivery Date, of the Senior Vice President and Chief Financial Officer of the Company and the Vice President and Treasurer of the Company, in form and substance reasonably satisfactory to the Representative, stating that:

                           (i) the representations, warranties and agreements of
                  the Company in Section 1 of this Agreement are true and correct as of such Delivery Date; and the Company has complied with all its agreements contained herein and has satisfied all of the conditions on its part to be performed or satisfied prior to or on such Delivery Date; and the conditions set forth in Sections 7(a), 7(m), 7(n) and 7(o) have been fulfilled;

                           (ii) since the respective dates as of which
                  information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any change or any development that might have a Material Adverse Effect, (B) there has not been any change in the capital stock, the short-term debt, or the long-term debt of the Company or any of its subsidiaries that might have a Material Adverse Effect and (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent; and

                           (iii) they have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and which was not so set forth.

                  (k) The NYSE shall have approved the Stock for listing, subject only to official notice of issuance.

                  (l) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request to evidence compliance with the conditions set forth in this Section 7.

                  (m) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (A) or (B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

                  (n) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
         (ii) a banking moratorium shall have been declared by federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the case of (iii) or (iv), in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  Section 8. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Registration Statement or Prospectus, or in any amendment or supplement thereto, or in the preliminary prospectus dated February 25, 2002, or (B) blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in the preliminary prospectus dated February 25, 2002, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement thereto, or in the preliminary prospectus dated February 25, 2002, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein; and provided, further that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus dated February 25, 2002, the Company shall not be liable to any Underwriter or its directors, officers, employees or controlling persons, from whom the person asserting any such losses, claims, damages, or liabilities purchased the Stock concerned, to the extent that any such loss, claim, damage or liability of any Underwriter or its directors, officers, employees or controlling persons results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such shares to such person, a copy of the Prospectus, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus and the Company had previously furnished copies thereof to such Underwriter on a timely basis to permit the Prospectus to be sent or given to such person prior to the written confirmation of the sale of such shares. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Registration Statement or Prospectus, or in any amendment or supplement thereto, or in the preliminary prospectus dated February 25, 2002, or
         (B) Blue Sky Application or (ii) the omission or alleged omission to state in any Registration Statement or Prospectus, or in any amendment or supplement thereto, or in the preliminary prospectus dated February 25, 2002, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly on demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 8 if, (i) the employment of such counsel shall have been authorized by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have engaged counsel reasonably promptly to take charge of the defense of such action or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party, and, in that event, the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, further, that in connection with any proceedings or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the legal fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm, and the Company acknowledges, paragraph numbers 5, 8 and 17 under the caption "Underwriting" in the Supplemental Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company through Lehman Brothers Inc. by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  Section 9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in
Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase on such delivery date the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Option Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in

Schedule 1 who, pursuant to this Section 9, purchases what a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(m), 7(n) or 7(o), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  Section 11. Reimbursement of Underwriters' Expense. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Syndicate Department (Fax: 201-524-5980), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th floor, New York, New York 10022 (Fax: 212-526-2648); and with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017,
         Attention: Rise B. Norman, Esq. (Fax: 212-455-2502; Telephone 212-455-2000);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer (Fax: 210-283-2080);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative on behalf of the Representative.

                  Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors and officers of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  Section 15. Definition of the Term "BUSINESS DAY". For purposes of this Agreement, "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,

                                   TESORO PETROLEUM CORPORATION


                                   By /s/ GREGORY A. WRIGHT
                                     --------------------------------------
                                     Name:  Gregory A. Wright
                                     Title: Senior Vice President and
                                            Chief Financial Officer

Accepted:
LEHMAN BROTHERS INC.
For itself and as Representative
  of the several Underwriters named
  in Schedule 1 hereto
By LEHMAN BROTHERS INC.


By /s/ HUGH E. McGee, III
  -----------------------------
  Authorized Representative

                                   SCHEDULE 1


                                                            Number of Shares of Firm
                                                                   Stock to be
Underwriters                                                        Purchased
                                                            --------------------------
Lehman Brothers Inc......................................            17,000,000
                                                            --------------------------
Goldman, Sachs & Co......................................             2,000,000
                                                            --------------------------
Friedman, Billings, Ramsey & Co., Inc....................             1,000,000
                                                            --------------------------

                  Total                                              20,000,000
                                                            --------------------------

                                   SCHEDULE 2

                              LIST OF SUBSIDIARIES


Coastwide Marine Services, Inc., a Texas corporation

Digicomp, Inc., a Delaware corporation

Far East Maritime Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Interior Fuels Company, an Alaska corporation

Kenai Pipe Line Company, a Delaware corporation

Smiley's Super Service, Inc., a Hawaii corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Crude Oil Company, a Delaware corporation

Tesoro Environmental Products Company, a Delaware corporation

Tesoro Environmental Resources Company, a Delaware corporation

Tesoro Equipment Company, a Delaware corporation

Tesoro Financial Services Holding Company, a Delaware corporation

Tesoro Gas Resources Company, Inc., a Delaware corporation

Tesoro Gasoline Marketing Company, a Delaware corporation

Tesoro Geotech Company, a Delaware corporation

Tesoro Hawaii Corporation, an Hawaii corporation

Tesoro High Plains Company, a Delaware corporation

Tesoro High Plains Pipeline Company, a Delaware corporation

Tesoro Indonesia Petroleum Company, a Delaware corporation

Tesoro Latin America Company, a Delaware corporation

Tesoro Marine Services Holding Company, a Delaware corporation

Tesoro Marine Services, LLC, a Delaware limited liability company

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Petroleum Companies, Inc., a Delaware corporation

Tesoro Petroleum (Singapore) Pte Ltd., a Singapore company

Tesoro Pump & Valve Company, a Delaware corporation

Tesoro Refining and Marketing Company, a Delaware corporation

Tesoro Rockies Company, a Delaware corporation

Tesoro South Pacific Petroleum Corporation, a California corporation

Tesoro Technology Company, a Delaware corporation

Tesoro Vostok Company, a Delaware corporation

Tesoro Wastach Company, a Delaware corporation

Victory Finance Company, a Delaware corporation

                                                                       Exhibit A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Ladies and Gentlemen:

         The undersigned understands that you propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you (collectively, the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, par value $0.16 2/3 per share (the "COMMON STOCK"), of Tesoro Petroleum Corporation, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public pursuant to the Underwriting Agreement (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock) or substantially similar securities (other than Common Stock sold or transferred to the Company by the undersigned in connection with the exercise of an option, warrant or right outstanding on the date hereof) or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 30 days after the date of the final prospectus relating to the Offering, which is February 28, 2002.

         In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In addition, it is understood that if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

         This Agreement shall be governed by, and construed in accordance with, the laws of New York.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                                   Very truly yours,

                                                   [NAME]



                                                   By:
                                                      -------------------------
                                                       Name:
                                                       Title:

Dated:
      ---------------------------